SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2004

VAXGEN, INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE	0-26483	94-3236309
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1000 MARINA BLVD., SUITE 200 BRISBANE, CALIFORNIA 94005 (Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code: (650) 624-1000

Item 12. Results of Operations and Financial Condition.

On February 17, 2004, VaxGen, Inc. (the “Company”), issued a press release (the “Press Release”) and held a conference call (the “Conference Call”) to, among other things, announce certain preliminary information regarding its results of operations and financial condition for the quarter and year ended December 31, 2003. In addition, on February 17, 2004, the Company made certain slides (the “Slides”) available on its website that also contained certain preliminary information regarding its results of operations and financial condition for the quarter and year ended December 31, 2003. The Press Release was attached as Exhibit 99.1 to the Company’s Form 8-K furnished to the Commission on February 18, 2004. Previously undisclosed information about the Company’s results of operations and financial condition for the quarter and year ended December 31, 2003 was disclosed during the Conference Call and in the Slides. We have included this information below.

The Press Release, Conference Call and Slides also contained certain measures that may be deemed “non-GAAP financial measures” as defined in Item 10 of Regulation S-K. For each of these measures, we have provided the most directly comparable GAAP financial measure and information reconciling the GAAP and non-GAAP measures under the heading “Non-GAAP Financial Measures” below.

Information Relating to Results of Operations and Financial Condition for the quarter and year ended December 31, 2003

On February 17, 2004, the Company reported, among other things, the following preliminary information regarding its results of operations and financial condition for the quarter and year ended December 31, 2003 during the Conference Call:

•	The Company’s revenue for the quarter ended December 31, 2003 is expected to increase by approximately $3.4 million, or 283 percent, over the same quarter in 2002.

•	The revenue increase is primarily due to the recognition of revenue related to the completion of milestone number 5 of the anthrax contract the Company was awarded in September of 2002 (the “First Anthrax Contract”) and the contract the Company has to supply AIDSVAX, a preventative HIV/AIDS vaccine candidate, to a government-sponsored clinical trial in Thailand.

•	The larger $80.3 million contract that the Company was awarded at the end of the quarter ended September 30, 2003 (the “Second Anthrax Contract”) will not have any impact on the Company’s revenue in the quarter ended December 31, 2003.

•	The Company’s revenue is expected to total approximately $4.6 million for the quarter ended December 31, 2003, compared to $1.2 million for the same quarter in 2002. The expected revenue comes from grants and contracts the Company has with the National Institutes of Health (the “NIH”) and to a lesser extent from a service agreement with Celltrion, Inc. The revenue from the First Anthrax Contract is related to the completion of the 5th milestone. The primary objective of this milestone was the completion of a manufacturing plan for the production of 25 million doses of an anthrax vaccine.

•	During the quarter ended December 31, 2003, the Company billed the NIH approximately $7.9 million for work pertaining to all open milestones associated with the First Anthrax Contract and the Second Anthrax Contract.

•	For the year ended December 31, 2003, the Company billed the NIH approximately $20.8 million and the NIH paid the Company approximately $18.8 million as of December 31, 2003 for the two anthrax contracts.

•	At the end of 2003, the Company’s deferred revenue is expected to total approximately $14.4 million and deferred costs to total approximately $4.7 million. These amounts relate to the First Anthrax Contact and the Second Anthrax Contact as well as other government contracts.

•	The Company expects a net increase in R&D expenses for the quarter ended December 31, 2003 primarily due to higher spending for materials and supplies and subcontractor costs relating to both anthrax contracts. Also contributing to the increases were consultancy and personnel costs related to the staffing of the regulatory, quality systems and manufacturing departments focused on developing, validating and operating a production facility. These increased expenses were offset partially by the capitalization of costs related to the manufacturing facility and lower costs related to completion of the AIDSVAX phase III clinical trials.

•	The Company also expects an increase in general and administrative expenses during the quarter ended December 31, 2003, primarily attributable to an increase in costs related to the operation of the production facility, occupancy, insurance premiums and post-employment benefit costs associated with the employment contracts of four departing executives, which were announced in January 2004.

•	Revenue for the year ended December 31, 2003 is expected to total approximately $14.3 million, up from the $1.6 million recognized for the year ended December 31, 2002, an increase of 794 percent. For the First Anthrax Contract, the Company expects to recognize approximately $8.8 million of revenue related to the completion of four of the five milestones stipulated in the First Anthrax Contract. The remaining $4.5 million of expected revenue for the year will come from other NIH contracts, SBIR grants and the service agreement with our manufacturing partner.

•	With regard to expenses for the year ended December 31, 2003, the explanations for the fourth quarter’s increases in R&D and G&A expenses are consistent for the full year.

•	The Company’s cash and investment securities balance as of December 31, 2003 is expected to total approximately $28.3 million. The Company’s ending cash and investment securities balance primarily reflects the equity financing that was completed in early December 2003, in which the Company sold 4.1 million shares of its common stock to several institutional investors. Additionally the Company had approximately $5 million in accounts receivable from the NIH and other contract revenue sources as of December 31, 2003.

•	The Company raised gross proceeds of approximately $40.7 million through the sale of its common stock in three separate transactions during the year.

The Company reported, among other things, the following preliminary information regarding its results of operations and financial condition for the quarter and year ended December 31, 2003 in the Slides:

•	For the year ended December 31, 2003, the Company billed a total of $27 million to all revenue sources, of which approximately $21 million was to the National Institute of Allergy and Infectious Diseases (the “NIAID”), for both anthrax contracts.

•	Research and development expenses and general and administration expenses will rise for the year ended December 31, 2003 as expected.

•	The Company had cash and investment securities of $18.0 million as of January 1, 2003, and $28.3 million as of December 31, 2003.

•	The Company received cash from revenue sources of $24.6 million for the year ended December 31, 2003.

•	The Company’s revenues for the year ended December 31, 2003 increased by $12.7 million to $14.3 million, from the $1.6 million recognized for the year ended December 31, 2002.

On February 17, 2004, the Company reported, among other things, the following preliminary information regarding its results of operations and financial condition for the quarter ended December 31, 2003 in the Press Release:

•	For the quarter ended December 31, 2003, the Company billed the NIAID, a division of the NIH, approximately $7.9 million and received approximately $8.4 million in cash from its two anthrax contracts.

Non-GAAP Financial Measures

In the presentation above, the Company has used “billings” and “receipts”, which are non-GAAP measures. The Company believes that these non-GAAP measurements provide useful information to investors because they illustrate the level of activity and progress the Company makes in its programs each quarter. The non-GAAP information is provided as a complement to our preliminary results and should not be considered better than, or a substitute for, GAAP measurements. The Company has attached below a reconciliation of the non-GAAP measures, “billings” and “receipts”, to “revenue”, which is the most directly comparable financial measure calculated and presented in accordance with GAAP.

VaxGen, Inc. Preliminary Results for Fourth quarter and Year Non-GAAP Reconciliations (Amounts in millions, unaudited)

	Quarter Ended December 31, 2003	Year Ended December 31, 2003
Cash Received – Anthrax Contracts	$7.9	$20.8
Cash Received – Other Contracts	5.4	7.5

Total Billings	13.3	28.3
Less: Net change in Deferred Revenue	(8.6)	(13.5)
Less: Related Party Revenue Reclassification	(0.1)	(0.5)

Total revenues, in accordance with GAAP	$4.6	$14.3

	Quarter Ended December 31, 2003	Year Ended December 31, 2003
Cash Received – Anthrax Contracts	$8.4	$18.8
Cash Received – Other Contracts	3.7	5.8

Total Cash Receipts	12.1	24.6
Net change in Accounts Receivable	1.2	3.7

Total Billings	13.3	28.3
Less: Net change in Deferred Revenue	(8.6)	(13.5)
Less: Related Party Revenue Reclassification	(0.1)	(0.5)

Total revenues, in accordance with GAAP	$4.6	$14.3

The information contained in this Item 12 is “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2004	VaxGen, Inc. (Registrant) By: /s/ Carter Lee —————————————— Carter Lee Senior Vice President Finance & Administration